As filed with the Securities and Exchange Commission on May 21, 1996
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               ANGEION CORPORATION
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                            (State of incorporation)

                                   41-1579150
                                (I.R.S. Employer
                               Identification No.)

                         3650 Annapolis Lane, Suite 170
                         Plymouth, Minnesota 55447-5434
                                 (612) 550-9388
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                          1993 STOCK INCENTIVE PLAN AND
                            CERTAIN NON-PLAN OPTIONS
                            (Full title of the plans)


                             DAVID L. CHRISTOFFERSON
                               ANGEION CORPORATION
                         3650 ANNAPOLIS LANE, SUITE 170
                         PLYMOUTH, MINNESOTA 55447-5434
                                 (612) 550-9388

          (Name and address, including zip code, and telephone number, including area code, of agent for service)


        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement


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                                          CALCULATION OF REGISTRATION FEE

                                                  Proposed              Proposed
Title of                                          maximum               maximum                    Amount of
securities to be          Amount to be            offering price        aggregate                  registration
registered                registered (1)          per share(2)          offering price(2)          fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share (3). . .        1,603,198 shares        $9.9375               $15,127,092.63              $5,216.24


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted pursuant to non-plan options, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options and incentive awards granted and to be granted under the 1993 Plan, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on May 15, 1996 on the national over-the-counter market, as reported by the Nasdaq National Market.

(3) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series B Junior Preferred Stock, $.01 par value.



                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange
Commission (the "Commission") by Angeion Corporation (the "Company") (File No.
0-17019) are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended July 31, 1995; (2) the
Company's Quarterly Reports on Form 10-Q for the periods ended October 31, 1995 and January 31, 1996; (3) the Company's Current Report on Form 8-K, dated
October 31, 1995; (4) the Company's Current Report on Form 8-K, dated April 8,
1996, as amended on May 17, 1996; (5) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 31, 1995; (6) the description of the
Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (7) the description of the Company's Series B Junior Preferred
Stock and rights to purchase Series B Junior Preferred Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common
Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements of Angeion Corporation incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick
LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 1995. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the financial statements of Angeion Corporation issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

Item 4.  Description of Securities.

         Not applicable -- the Company's Common Stock and Series B Junior
Preferred Stock have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met.
"Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article V of the Company's Amended Bylaws provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy favor of the Company.

Item 7.  Exemption from Registration Claimed.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

4.1      Articles of Merger, including Amended and Restated Articles of
         Incorporation of the Company (incorporated by reference to Exhibit 3A contained in Form 8-A (File No. 0- 17019)).

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-4 (File No.
         33-20761)).

4.3 Amended Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4A contained in the registration statement on Form
         8-A (File No. 0-17019)).

4.4      Form of Rights Agreement, dated as of April 8, 1996, between Angeion
         Corporation and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A).

5.1      Opinion and Consent of Oppenheimer Wolff & Donnelly

23.1     Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2     Consent of KPMG Peat Marwick LLP, Independent Certified Public
         Accountants.

24.1     Power of Attorney (included on page 5 of this Registration Statement).

99.1     1993 Stock Incentive Plan, as amended.

99.2     Option Agreement, dated September 5, 1995, between the Company and
         David L. Christofferson.

99.3     Option Agreement, dated July 31, 1995, between the Company and T.V.
         Rao.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
                  Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 21, 1996.

                                   ANGEION CORPORATION


                                   By:   /s/ Whitney A. McFarlin
                                            Whitney A. McFarlin
                                            President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Whitney A. McFarlin and David L.
Christofferson and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 21, 1996 in the capacities indicated.

Signature                         Title


/s/ Whitney A. McFarlin           Chairman of the Board, President and Chief
Whitney A. McFarlin               Executive Officer (principal executive
                                  officer)

/s/ David L. Christofferson       Vice President, Chief Financial Officer
David L. Christofferson           (principal financial and accounting officer)
                                  and Secretary

/s/ Joseph C. Kiser, M.D.         Director
Joseph C. Kiser, M.D.

/s/ Lyle D. Joyce, M.D., Ph.D.    Director
Lyle D. Joyce, M.D., Ph.D.

/s/ Donald Maurer                 Director
Donald Maurer

/s/ Arnold A. Angeloni            Director
Arnold A. Angeloni

/s/ Dennis E. Evans               Director
Dennis E. Evans

/s/ Glen Taylor                   Director
Glen Taylor



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
                                INDEX TO EXHIBITS

Exhibit

4.1 Articles of Merger, including Amended Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3A contained in Form 8-A (File No. 0-17019)).

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on
             Form S-4 (File No. 33-20761)).

4.3          Amended Form of the Company's Common Stock Certificate
             (incorporated by reference to Exhibit 4A contained in the registration statement on Form 8-A (File No. 0-17019)).

4.4 Form of Rights Agreement, dated as of April 8, 1996, between Angeion Corporation and Norwest Bank
             Minnesota, N.A. (incorporated by reference to Exhibit
             1 to the Company's Registration Statement on Form 8-A).

5.1          Opinion and Consent of Oppenheimer
             Wolff & Donnelly................................................  Filed herewith, page ____.

23.1         Consent of Oppenheimer Wolff & Donnelly
             (included in Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick LLP, Independent
             Certified Public Accountants....................................  Filed herewith, page ____.

24.1 Power of Attorney (included on page 5 of this Registration Statement).

99.1         1993 Stock Incentive Plan, as amended...........................  Filed herewith, page ____.

99.2         Option Agreement, dated September 5, 1995, between
             the Company and David L. Christofferson.........................  Filed herewith, page ____.

99.3         Option Agreement, dated July 31, 1995, between
             the Company and T.V. Rao........................................  Filed herewith, page ____.
